UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D Floor 3 35 Gatehouse Drive
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, Syndax Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that Steven Closter will join the Company as Chief Commercial Officer, effective immediately. On March 15, 2024, Steve Sabus, the previous Chief Commercial Officer of the Company, notified the Company of his voluntary resignation from his position due to personal reasons.

Prior to joining the Company, Mr. Closter served as Vice President, Brand Strategy and Launch Excellence at Sunovion Pharmaceuticals, which was consolidated into Sumitomo Pharma America, as well as other sales and marketing roles from 2018 to 2024. Before Sunovion Pharmaceuticals, Mr. Closter held senior marketing and commercial roles at Forest Laboratories, which was eventually renamed to Allergan, for nearly 20 years, most recently serving as Vice President, Marketing. Mr. Closter received his Bachelor of Science in Business from Cornell University and a Master of Business Administration from the New York University Stern School of Business.

There are no arrangements or understandings with the Company pursuant to which Mr. Closter was appointed to serve as Chief Commercial Officer. There are no family relationships between Mr. Closter and any director or executive officer of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Closter was a participant.

In connection with his appointment, the Company entered into an employment agreement with Mr. Closter, effective March 18, 2024 (the “Employment Agreement”), providing for the terms of his employment, including (i) an annual base salary of $460,000; (ii) an annual target bonus equal to 45% of his base salary, which bonus will be pro-rated for 2024; (iii) a stock option award to purchase 150,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on March 18, 2024, the date of grant (the “Option”); and (iv) a performance restricted stock unit award of 25,000 units (the “PRSU”). Twenty-five percent (25%) of the shares subject to the Option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares of common stock subject to the Option shall vest monthly thereafter on the last day of each month over the following thirty-six (36) months until all of the shares subject to the Option are fully vested, subject to continued service. The number of shares of common stock acquired upon vesting of the PRSU is contingent upon the achievement of pre-established performance metrics, as approved by the Company’s Compensation Committee of the Board of Directors, subject to Mr. Closter’s continued service with the Company. In addition to the annual target bonus, Mr. Closter received a one-time sign-on bonus award on his start date in the form of a restricted stock unit award of 9,000 units (the “RSU”). The RSU will vest over three years from the date of grant, with one-third (1/3) of the RSU vesting on each anniversary of the grant date, subject to Mr. Closter’s continuous service with the Company.

Mr. Closter’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, (ii) payment on his behalf of up to nine months of health insurance benefits continuation and (iii) with respect to equity awards granted to Mr. Closter prior to the date of his termination, accelerated vesting and the lapse of any reacquisition or repurchase rights that the Company holds with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Mr. Closter’s termination were he to remain employed with the Company during such 12-month period. If Mr. Closter’s employment is terminated without cause or he terminates his employment for good reason within three months prior to, or 12 months after, a “change in control” of the Company, as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 18 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to him for the preceding three years or (2) his annual target performance bonus in effect as of the change in control, (b) payment on his behalf of up to 18 months of health insurance benefits continuation and (c) full accelerated vesting on all of his unvested options and the lapse of any reacquisition or repurchase rights that the Company holds with respect to any other equity award granted to him pursuant to any of the Company’s equity incentive plans. To receive his severance benefits, Mr. Closter must sign a general release of claims.

Mr. Closter’s employment agreement further provides that in the event the severance and other benefits provided for or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay either (i) Mr. Closter’s severance benefits under the employment agreement in full or (ii) only a part of Mr. Closter’s severance benefits under the employment agreement such that Mr. Closter receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Mr. Closter receiving the greater net after-tax payment.

In connection with his appointment as Chief Commercial Officer, Mr. Closter entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated March 18, 2024, by and between the Company and Steven Closter
99.1	Press Release, dated March18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syndax Pharmaceuticals, Inc.

Date:	March 18, 2024	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer